                                                                    EXHIBIT 99.2

                                ESCROW AGREEMENT

     AGREEMENT made as of the 29th day of December 2011 by and between Introbuzz
("Issuer"),  and the Law Offices of Harold P. Gewerter,  Esq.,  Ltd.,  5440 West
Sahara, Suite 105, Las Vegas, Nevada 89146 (the "Escrow Agent")

                                   WITNESSETH

     WHEREAS,  the Issuer  proposes to establish with the Escrow Agent an escrow account (the "Escrow Account"),  to which subscription monies which are received by the Escrow Agent from the Issuer in connection  with such public offering are to be credited,  and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

     WHEREAS,  the Escrow Agent has an  agreement  with Bank of the West or such other bank as  selected by the Escrow  Agent and  reasonably  acceptable  to the
Issuer to establish a special bank account (the "Bank  Account")  into which the subscription  monies, which are received by the Escrow Agent from the Issuer and credited to the Escrow Account, are to be deposited;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained, the parties hereto hereby agree as follows:

     1. Information  Sheet.  Each capitalized term not otherwise defined in this
Agreement  shall  have the  meaning  set forth for such term on the  information sheet which is attached  to this  Agreement  and is  incorporated  by  reference herein and made a part hereof (the "Information Sheet").

     2. Establishment of the Bank Account.

          2.1 The Escrow  Agent shall  establish  a  non-interest  bearing  bank account at the branch of Bank of the West and bearing the title set forth on the
Information Sheet (heretofore defined as the "Bank Account"). The purpose of the
Bank Account is for (a) the deposit of all subscription monies (checks,  cash or wire transfers) which are received by the Issuer from prospective  purchasers of the  Securities  and are  delivered by the Issuer to the Escrow  Agent,  (b) the holding  of amounts of  subscription  monies  which are  collected  through  the banking system,  and (c) the  disbursement of collected  funds, all as described herein.  No interest  will be available to either the  purchasers or the Company
(since the funds are being held in a non-interest bearing account).

          2.2 The Offering Period, which shall be deemed to commence on the date set forth in the Issuer's  Prospectus  to be supplied to the Escrow Agent and to terminate on the date set forth on the  Information  Sheet.  The last day of the
Offering  Period,  or the last day of the Extension  Period (if the Escrow Agent has received  written notice thereof as  hereinabove  provided),  is referred to herein as the  "Termination  Date."  Except as  provided  in Section 4.3 hereof, after the Termination  Date, the Issuer shall not deposit,  and the Escrow Agent shall not accept,  any additional amounts  representing  payments by prospective purchasers.

     3. Deposits to the Bank Account.

          3.1 The Issuer shall  promptly  deliver to the Escrow Agent all monies which it receives from  prospective  purchasers of the Securities,  which monies shall be in the form of checks, cash, or wire transfers. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "Law Offices of Harold P.
Gewerter,  Esq., Ltd., Client Trust Account f/b/o Introbuzz".  Any check payable other than to the Escrow  Agent as  required  hereby  shall be  returned  to the
Issuer,  by noon of the next business day following receipt of such check by the
Escrow Agent,  and such check shall be deemed not to have been  delivered to the
Escrow Agent pursuant to the terms of this Agreement.

          3.2  Promptly  after  receiving  subscription  monies as  described in
Section  3.1,  the Escrow  Agent shall  deposit the same into the Bank  Account.
Amounts of monies so deposited are hereinafter  referred to as "Escrow Amounts."
The Escrow Agent shall cause Bank of the West to process all Escrow  Amounts for collection through the banking system.  Simultaneously  with each deposit to the
Escrow Account,  the Issuer shall inform the Escrow Agent in writing of the name and address of the prospective  purchaser,  the amount of Securities  subscribed for by such  purchaser,  and the aggregate  dollar  amount of such  subscription
(collectively the "Subscription Information").

          3.3 The Escrow Agent shall not be required to accept for credit to the
Escrow  Account  or for  deposit  into the Bank  Account  checks  which  are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the  Escrow  Account  until  the  Escrow  Agent  has  received  in  writing  the
Subscription Information required with respect to such payments.

          3.4 The Escrow  Agent  shall not be  required  to accept in the Escrow
Account any amounts representing payments by prospective purchasers,  whether by check, cash or wire, except during the Escrow Agent's regular business hours.

          3.5 Only those Escrow  Amounts,  which have been deposited in the Bank
Account and which have cleared the banking system and have been collected by the
Escrow Agent, are herein referred to as the "Fund."

          3.6 If the  proposed  offering is  terminated  before the  Termination
Date,  the  Escrow  Agent  shall  refund  any  portion  of  the  Fund  prior  to disbursement of the Fund in accordance  with Article 4 hereof upon  instructions in writing signed by the Issuer.

     4. Disbursement from the Bank Account.

          4.1 Subject to 4.3 below,  if by the close of regular banking hours on the Termination  Date the Escrow Agent determines that the amount in the Fund is less  than the  Minimum  Dollar  Amount or the  Minimum  Securities  Amount,  as
indicated by the Subscription Information submitted to the Escrow Agent, then in either such case,  the Escrow Agent shall  promptly  refund to each  prospective purchaser the amount of payment  received from such purchaser which is then held in the Fund or which  thereafter  clears the banking  system,  without  interest
(since the funds are being held in a non-interest  bearing  account)  thereon or deduction  there from, by drawing  checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow
Agent shall promptly notify the Issuer of its distribution of the Fund.

                  4.2 Subject to 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund is at least equal to the Minimum Dollar Amount and represents the sale of not less than the Minimum Securities Amount, the Escrow
Agent shall promptly notify the Issuer of such fact in writing. The Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instruction in writing signed by the Issuer as to the disbursement of the Fund, promptly after it receives such instructions. In the event that cleared funds exceed the Minimum Dollar Amount, the Issuer may close on such excess funds when it closes on the Minimum Dollar Amount or opt to close on such excess funds at a later date or dates. Such closing(s) may take place by mutual agreement of the Issuer any time during or after the Offering Period, as, and if, extended. Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company.

          4.3 If the Escrow  Agent has on hand at the close of  business  on the
Termination  Date any  uncollected  amounts  which  when added to the Fund would raise the amount in the Fund to the  Minimum  Dollar  Amount,  and result in the
Fund  representing  the sale of the Minimum  Securities  Amount,  the Collection

Period  (consisting of the number of business days set forth on the  Information
Sheet) shall be utilized to allow such uncollected  amounts to clear the banking system.  During the  Collection  Period,  the Escrow  Agent shall not deposit or accept, any additional  amounts;  provided,  however,  that such amounts as were received by the Issuer by the close of business on the  Termination  Date may be deposited  with the Escrow Agent by noon of the next  business day following the
Termination  Date. If at the close of business on the last day of the Collection
Period  an amount  sufficient  to raise  the  amount in the Fund to the  Minimum
Dollar  Amount and which would result in the Fund  representing  the sale of the
Minimum  Securities Amount shall not have cleared the banking system, the Escrow
Agent  shall  promptly  notify  the  Issuer  in  writing  of such fact and shall promptly  return all amounts then in the Fund, and any amounts which  thereafter clear the banking system,  to the prospective  purchasers as provided in Section
4.1 hereof.

          4.4  Upon  disbursement  of the  Fund  pursuant  to the  terms of this
Article 4, the Escrow  Agent shall be relieved  of all further  obligations  and relieved from all liability  under this  Agreement.  It is expressly  agreed and understood  that in no event shall the aggregate  amount of payments made by the
Escrow Agent exceed the amount of the Fund.

     5. Rights,  Duties and  Responsibilities  of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

          5.1 The Escrow Agent shall notify the Issuer, on a daily basis, of the
Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting  the Fund,  which have  cleared  the  banking  system and have been collected by the Escrow Agent.

          5.2 The Escrow  Agent shall not be  responsible  for or be required to enforce any of the terms or conditions  of any agreement  between the Issuer and third parties nor shall the Escrow Agent be responsible  for the  performance by the Issuer of its respective obligations under this Agreement.

          5.3 The Escrow  Agent  shall not be required to accept from the Issuer any Subscription  Information  pertaining to prospective  purchasers unless such
Subscription  Information  is  accompanied  by checks,  cash, or wire  transfers meeting the  requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments  deposited except as to the names, addresses and amounts of such payments;  however, the Escrow Agent shall notify the Issuer promptly of any discrepancy between the amount set forth in any  Subscription  Information  and the amount  delivered to the Escrow Agent therewith.  Such amount need not be accepted  for deposit in the Escrow  Account until such discrepancy has been resolved.

          5.4 The  Escrow  Agent  shall be under  no duty or  responsibility  to enforce  collection of any check  delivered to it  hereunder.  The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored,  together with Subscription  Information,  if any, which accompanied such check.

          5.5 The Escrow Agent shall be entitled to rely upon the accuracy,  act in  reliance  upon the  contents,  and assume  the  genuineness  of any  notice, instruction, certificate, signature, instrument or other document which is given to the Escrow  Agent  pursuant to this  Agreement  without the  necessity of the
Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated  to make any inquiry as to the  authority,  capacity,  existence or identity of any person  purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

          5.6 If the  Escrow  Agent is  uncertain  as to its  duties  or  rights hereunder or shall receive  instructions  with respect to the Bank Account,  the
Escrow  Amounts or the Fund which,  in its sole  determination,  are in conflict either  with other  instructions  received by it or with any  provision  of this
Agreement,  it shall be  entitled  to hold the Escrow  Amounts,  the Fund,  or a portion thereof,  in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction,  by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that  thereafter  become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all  parties in  interest  are  joined.  Upon the deposit by the Escrow

Agent of the Fund with the Clerk of any such  court,  the Escrow  Agent shall be relieved of all further obligations and released from all liability hereunder.

          5.7 The  Escrow  Agent  shall not be liable  for any  action  taken or omitted  hereunder,  or for the  misconduct of any  employee,  agent or attorney appointed by it, except in the case of willful  misconduct or gross  negligence.
The Escrow  Agent shall be entitled to consult  with counsel of its own choosing and shall not be liable  for any  action  taken,  suffered  or  omitted by it in accordance with the advice of such counsel.

          5.8 The  Escrow  Agent  shall  have no  responsibility  at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the
Fund or any part thereof or to file any  financing  statement  under the Uniform
Commercial Code with respect to the Fund or any part thereof.

     6.  Amendment;  Resignation.  This Agreement may be altered or amended only with the  written  consent of the  parties  hereto.  The  Escrow  Agent (and any successor  escrow  agent)  at any time may be  discharged  from its  duties  and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such  termination  or  resignation,  the
Escrow  Agent shall  deliver the Escrowed  Amounts or the Fund to any  successor escrow agent jointly  designated by the other parties  hereto in writing,  or to any court of competent  jurisdiction if no such successor escrow agent is agreed upon,  whereupon  the Escrow Agent shall be  discharged  of and from any and all further  obligations  arising in  connection  with this  Escrow  Agreement.  The termination  of services or resignation of the Escrow Agent shall take effect on the  earlier  of (i) the  appointment  of a  successor  (including  a  court  of competent  jurisdiction)  or (ii)  the day  that is 30 days  after  the  date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or
(B) to the  other  parties  hereto  of the  Escrow  Agent's  written  notice  of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent's sole  responsibility  after that time shall be to keep the  Escrowed  Amounts  or the Fund  safe  until  receipt  of a designation  of  a  successor  escrow  agent  or  a  joint  written  disposition instruction by the other parties  hereto or an  enforceable  order of a court of competent jurisdiction. Without limiting the provisions of Section 8 hereof, the resigning  Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation,  transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

     7.  Representations  and  Warranties.  The  Issuer  hereby  represents  and warrants to the Escrow Agent that:

          7.1 No  party  other  than  the  parties  hereto  and the  prospective purchasers  have,  or shall have,  any lien,  claim or security  interest in the
Escrow Amounts or the Fund or any part thereof.

          7.2 No financing  statement  under the Uniform  Commercial  Code is on file in any jurisdiction  claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

          7.3 The Subscription Information submitted with each deposit shall, at the time of  submission  and at the time of the  disbursement  of the  Fund,  be deemed a  representation  and warranty that such deposit  represents a bona fide payment by the  purchaser  described  therein for the amount of  Securities  set forth in such Subscription Information.

          7.4 All of the information  contained in the Information  Sheet is, as of the date hereof,  and will be, at the time of any  disbursement  of the Fund, true and correct.

     8. Fees and  Expenses.  The Escrow  Agent  shall be  entitled to the Escrow
Agent  Fees set  forth on the  Information  Sheet,  payable  as and when  stated
therein.  In addition,  the Issuer  agrees to reimburse the Escrow Agent for any reasonable  expenses  incurred in connection with this Agreement,  including but not limited to, reasonable counsel fees.

     9. Indemnification and Contribution.

          9.1 The Issuer (referred to as the  "Indemnitor")  agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders
(collectively  referred to as the "Indemnitees")  against and hold them harmless of and from, any and all loss,  liability,  cost, damage and expense,  including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur  by  reason  of any  action,  claim  or  proceeding  brought  against  the
Indemnitees  arising  out of or  relating  in any way to this  Agreement  or any transaction  to which  this  Agreement  relates,  unless  such  action  claim or proceeding is the result of the willful  misconduct  or gross  negligence of the
Indemnitees.

          9.2 If the indemnification  provided for in Section 9.1 is applicable, but for any reason is held to be unavailable,  the Indemnitor  shall  contribute such amounts as are just and equitable to pay, or to reimburse  the  Indemnitees for,  the  aggregate  of any and all  losses,  liabilities,  costs,  damages and expenses,  including  counsel fees,  actually  incurred by the  Indemnitees as a result of or in connection  with, and any such amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

          9.3 The  provisions of the Article 9 shall survive any  termination of this Agreement,  whether by disbursement of the Fund,  resignation of the Escrow
Agent or otherwise.

     10. Participating Broker/Dealers.

     The Issuer will notify the Escrow  Agent of the names of any  participating broker/dealers  other  than the Issuer and the  Escrow  Agent is  authorized  to accept subscription payments from such broker/dealers and/or their customers.

     11.  Governing Law and  Assignment.  This  Agreement  shall be construed in accordance  with and  governed  by the laws of the State of Nevada  and shall be binding upon the parties  hereto and their  respective  successors  and assigns;
provided,  however,  that any  assignment or transfer by any party of its rights under this  Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow  Agent  unless (a) written  notice  thereof  shall be given to the Escrow  Agent;  and (b) the Escrow  Agent shall have  consented  in writing to such assignment or transfer,  which consent shall not be unreasonably withheld or delayed.

     12.  Notices.  All  notices  required to be given in  connection  with this
Agreement shall be (a) delivered by hand or by facsimile  (with  confirmation of receipt),  or (b) sent by registered  or certified  mail, or by the Express Mail service  offered by the United States Post Office with proper  postage  prepaid, and addressed as follows:

If to the Issuer, to:

Introbuzz
7816 Calico Flower Avenue
Las Vegas, Nevada 89128
Telephone (424) 225-2783

If to the Escrow Agent:

Law Offices of Harold P. Gewerter, Esq., Ltd.
5440 West Sahara, Suite 105
Las Vegas, Nevada 89146
Telephone (702) 382-1714
Facsimile (702) 382-1759

or to such other  address  as the person to whom  notice is to be given may have previously  furnished  to the others in the  above-referenced  manner.  All such notices and  communications,  if mailed,  shall be effective,  if to the Issuer, five days after deposited in the mails,  and if to the Escrow Agent shall not be effective until  received.  Notices of changes of address shall not be effective until received.

     13.  Severability.  If any provision of this  Agreement or the  application thereof  to any  person or  circumstance  shall be  determined  to be invalid or unenforceable,  the remaining provisions of this Agreement or the application of such provision to persons or circumstances  other than those to which it is held invalid or  unenforceable  shall not be affected  thereby and shall be valid and enforceable to the fullest extent permitted by law.

     14.  Execution in Several  Counterparts.  This Agreement may be executed in several  counterparts or by separate  instruments,  and all of such counterparts and instruments  shall  constitute one agreement,  binding on all of the parties hereto.

     15. Entire  Agreement.  This  Agreement  constitutes  the entire  agreement between  the  parties  hereto  with  respect to the  subject  matter  hereof and supersedes  all prior  agreements  and  understandings  (written or oral) of the parties in connection therewith.

     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the day and year first above written.

INTROBUZZ

By: /s/ Kenneth Carter
    --------------------------------------
    Kenneth Carter
    President

Law Offices of Harold P. Gewerter, Esq., Ltd.

By: /s/ Harold P. Gewerter, Esq.
    --------------------------------------
    Harold P. Gewerter, Esq.

                       ESCROW AGREEMENT INFORMATION SHEET

1.   The Issuer Name: Introbuzz
     Address: 7816 Calico Flower Avenue
              Las Vegas, Nevada 89128
     State of Incorporation: Nevada

2.   The Escrow Agent
     Name: Law Offices of Harold P. Gewerter, Esq., Ltd.
     Address: 5440 West Sahara, Suite 105
              Las Vegas, Nevada 89146

3.   The Securities
     Description  of the  Securities to be offered: Shares of Common Stock
     Offering Price per Share: $0.05 per Share.

4.   Minimum Amount Required for  Disbursement  of the Escrow Account  Aggregate
     dollar  amount  which must be  collected  before the Escrow  Account may be disbursed to the Issuer ("Minimum Dollar Amount"): $50,000.00.

     Total amount of securities  which must be subscribed  for before the Escrow
     Account  may be  disbursed  to the Issuer  ("Minimum  Securities  Amount"):
     1,000,000 Shares of Common Stock.

5.   Plan of Distribution of the Securities
     Offering Period: From the date of the Prospectus until _____________, 2012.
     Extension Period, if any:_____________, 2012 through_______________, 2012.
     Collection Period, if any: 10 business days.

6.   Title of Bank Account:
     Law Offices of Harold P. Gewerter,  Esq.,  Ltd.  Client Trust Account f/b/o
     Introbuzz

7.   Escrow Agent Fees
     The Escrow  Agent fee is  $1,500.00  and is payable  for  establishing  the escrow  account.  All other fees will be mutually agreed upon by the Issuer and the Escrow Agent.

8.   Federal I.D. No.
     26-2568892